EXHIBIT 10.1

LEASE

By and Between

WHITETOWN REALTY, LLC,

Landlord

and

EDIBLE GARDEN CORP.,

Tenant

Dated: JANUARY 1, 2015

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LEASE

THIS LEASE (this “Lease”) is made as of December 30, 2014, by and between WHITETOWN REALTY, LLC, a New Jersey limited liability company having offices at 30 Hillview Road, Lincoln Park, New Jersey 07035 (“Landlord”), and EDIBLE GARDEN CORP., a New Jersey corporation, having offices at 283 Route 519, Belvidere, New Jersey 07823 (“Tenant”).

WITNESSETH:

WHEREAS, Landlord is the owner of fee simple title to certain real property identified as Block 30, Lot 8 as shown on the Tax Map of White Township, Warren County, New Jersey, as more particularly described on Exhibit A of this Lease (the “Property”); and

WHEREAS, pursuant to that certain Lease Agreement dated as of January 1, 2014 (“Original Lease”) by and between Landlord and Tenant, Tenant leased from Landlord a portion of the Property identified as Lease Area “A” on Exhibit A hereto, together with the non-exclusive right, together with other occupants of the Property, to use the Common Areas (as herein defined) as Landlord may designate from time to time (the “Demised Premises”); and

WHEREAS, the Original Lease expires on December 31, 2014; and

WHEREAS, Landlord and Tenant desire to enter into a new lease for Tenant’s letting of the Demised Premises upon and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

1. CERTAIN DEFINITIONS.

1.1 For the purposes of this Lease, unless the context otherwise requires, the following words and terms shall have the meanings indicated:

1.1.1 “Alterations” means any alteration, addition, improvement, expansion, modification or other change of any kind made to the Demised Premises.

1.1.2 “Commencement Date” means January 1, 2015.

1.1.3 “Common Areas” means those areas of the Property, wherever located, which have been designated and improved from time to time for the common use by or for the benefit of more than one occupant of the Property or which are used in connection with the maintenance or operation of the Property, including, without limitation, all parking areas, roadways, curbs, sidewalks, medians, landscaped areas; but excluding all portions of the Property which are designated and intended for the use by a single occupant of the Property. The definition of Common Areas shall not be construed as a representation or warranty that any such areas are or from time to time will be available at the Property.

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1.1.4 “Existing Building” means any existing buildings and any other improvements currently located on the Demised Premises.

1.1.5 “Delivery of Possession” means the delivery of possession of the Demised Premises by Landlord to Tenant.

1.1.6 “Governmental Authorities” means all municipal, county, state and federal authorities having jurisdiction over the Demised Premises and, the improvements located thereon, and the appropriate departments, commissions, boards and officers thereof.

1.1.7 “Insurance Requirements” means the requirements of the insurance policies required to be maintained hereunder and of the statewide board of fire underwriters standards and requirements of all insurance rating bureaus and insurance inspection bureaus having jurisdiction.

1.1.8 “Interest Rate” means the “prime” rate of interest, so called, from time to time published or announced by the Wall Street Journal, plus 2%.

1.1.9 “Lease Year” means each period of twelve (12) consecutive months beginning on the Commencement Date. Every twelve (12) consecutive month period thereafter will be a Lease Year.

1.1.10 “Legal Requirements” means all laws, statutes, rules, regulations and ordinances and all the requirements of all Governmental Authorities, all state and local zoning and building codes and laws, whether now or hereafter in effect applicable to the Tenant’s business and the Demised Premises, inclusive of all improvements thereon and the use or manner of use thereof.

 2. DEMISE AND ORIGINAL TERM.

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby leases and hires from Landlord, subject to the provisions of this Lease, the Demised Premises.

2.2 The term of this Lease (the “Term”) shall commence on the Commencement Date and expire at 11:59 p.m. on December 31, 2029 (the “Expiration Date”), unless extended or sooner terminated as hereinafter provided (“Original Term”).

2.3 Provided that no default of this Lease shall have occurred and then be continuing beyond the expiration of all applicable cure periods, Tenant shall have the option (the “Extension Option”) to extend the Term for two (2) consecutive periods of five (5) years each (each five year period, an “Extension Term” and collectively, the “Extension Terms”).

The first Extension Term shall commence on the date (the “First Extension Term Commencement Date”) next succeeding the Expiration Date and shall expire (the “First Extension Term Expiration Date”) on the fifth (5th) anniversary of the Expiration Date.

The second Extension Term shall commence on the date (the “Second Extension Term Commencement Date”) next succeeding the First Extension Term Expiration Date and shall expire (the “Second Extension Term Expiration Date”) on the fifth (5th) anniversary of the First Extension Term Expiration Date.

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Each Extension Option shall be exercised by Tenant giving to Landlord notice thereof on or before the date which is nine (9) months prior to the Expiration Date, the First Extension Term Expiration Date, or the Second Extension Term Expiration Date, as the case may be. In the event Tenant fails to exercise any such Extension Option, this Lease shall expire upon the expiration of the current Term and Tenant shall not have any further option to extend the Term.

Each Extension Term, if any, shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease for the Original Term, except that any terms, covenants or conditions hereof that are expressly or by their nature inapplicable to an Extension Term shall not apply during the Extension Term. If, in accordance with and subject to, all of the terms, covenants and conditions contained in this Section 2.3, the Term is extended for one or more Extension Terms, the “Expiration Date” as such term is used in this Lease shall mean the First, or Second Extension Term Expiration Date, as the case may be, and references to the “Term” (and comparable words), shall mean the Original Term, as extended by either the First, or Second Extension Term.

3. FIXED RENT.

3.1 Commencing on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter until the Expiration Date, Tenant shall pay to Landlord, without offset, demand or set-off of any kind, except as may otherwise be provided herein, Fixed Rent in accordance with Schedule 1, attached hereto and made a part hereof, to be paid in equal monthly installments, at Landlord’s address first set forth above or at such other place as Landlord may from time to time designate by written notice to Tenant.

3.2 Late Charge. In the event any installment of Fixed Rent is not paid to Landlord within five (5) days after its due date or, in the case of any payment of additional rent or other charges hereunder, within ten (10) days after written notice thereof from Landlord to Tenant that said additional rent or other charges has not been received by Landlord when due, a late charge equal to five (5%) percent of the then late payment (“Late Charge”) shall be automatically due from Tenant to Landlord.

4. AS IS.

4.1 Landlord and Tenant acknowledge and agree that the Demised Premises have been delivered by the Landlord to the Tenant in its “as-is” condition, and Tenant hereby confirms acceptance of the Demised Premises in its “as-is” condition and acknowledges that Landlord has not made any statements or representations or warranties regarding the Demised Premises and Tenant is not relying upon any statement or representation or warranty by Landlord or any third party regarding the Demised Premises, the fitness of the Demised Premises for the Permitted Use or any particular use of Tenant, or any other matter. Landlord hereby expressly disclaims and Tenant hereby waives all implied warranties including, without limitation, any warranty of fitness for a particular use or purpose.

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5. DELIVERY OF POSSESSION.

5.1 Delivery of Possession. Tenant acknowledges that it is already in possession of the Demised Premises.

5.2 Upon the expiration or earlier termination of this Lease, all improvements on the Demised Premises shall remain a part of the Demised Premises and belong to Landlord, and Tenant shall deliver possession of the Demised Premises in accordance with Paragraph 20 below. Tenant shall have the right to remove all of Tenant’s personal property and equipment provided that Tenant repairs any damage caused by reason of such removal.

6. SECURITY.

6.1 Tenant shall deposit with Landlord upon Tenant’s execution of this Lease, the sum of Twenty-Eight Thousand and 00/100 Dollars ($28,000.00), to be held without interest to secure the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect to any one of the terms, provisions, and conditions of this Lease, beyond any applicable, notice, cure and/or grace period, including, but not limited to, the payment of additional rent, Landlord may use, apply or retain, the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default, beyond any applicable, notice, cure and/or grace period, or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, beyond any applicable, notice, cure and/or grace period, in respect of any of the terms, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. If Landlord applies any part of said deposit to cure any default of Tenant, beyond any applicable, notice, cure and/or grace period, Tenant shall, upon demand, deposit with Landlord the amount so applied, so that the Landlord shall have the full deposit on hand at all times during the Term.

6.2 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Landlord.

7. USE AND OCCUPANCY.

Tenant shall use and occupy the Demised Premises for and in connection with its fruit, vegetable and floral business and for no other purposes (the “Permitted Use”). Tenant shall not be permitted to conduct any business on the Demised Premises on Sundays.

8. MAINTENANCE AND REPAIRS.

8.1 Tenant shall keep, repair and maintain the Demised Premises any areas outside of the Demised Premises which Landlord shall designate for Tenant’s exclusive use in good order and condition and compliant with all applicable Legal Requirements and at all times including without limitation repairs, replacements and maintenance required to any improvements on the Demised Premises. Landlord shall have no obligation of any kind with respect to the repair and maintenance of the Demised Premises, any improvements thereon or any areas outside of the Demised Premises which Landlord shall designate for Tenant’s exclusive use.

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8.2 Tenant shall, at its sole cost and expense, comply with all Legal Requirements applicable to the Demised Premises, the improvements and the business and operations conducted thereon.

9. ALTERATIONS.

9.1 Tenant shall not perform any Alterations in and to the Demised Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld provided that the proposed Alteration is consistent with the Permitted Use. Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to condition its consent to any Tenant request to perform Alterations on Tenant and Landlord entering into an amendment to this Lease providing for an increase in the Fixed Rent and additional rent payable by Tenant hereunder. Before commencing any Alterations which have been approved by Landlord, Tenant shall, at its expense:

9.1.1 cause drawings and specifications for any Alteration if required by Legal Requirements, thereafter to be filed with and approved by all Governmental Authorities having jurisdiction; and

9.1.2 obtain all approvals and permits which may be required by all Governmental Authorities for such Alterations; and

9.1.3 deliver to Landlord copies of such plans, drawings and specifications which are filed and approved, as well as copies of all such permits and approvals.

9.2 All Alterations shall be done in a good and workmanlike manner and in compliance with Legal Requirements, Insurance Requirements and the terms of this Lease.

9.3 Throughout the Term, Tenant shall not suffer or permit any liens to stand against the Demised Premises or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant. If any contractor’s, construction, mechanic’s, laborer’s or materialmen’s lien is filed against the Demised Premises for work done or materials furnished to Tenant, Tenant shall cause such lien to be discharged at its sole expense whether by payment, release, bond, deposit, order of a court of competent jurisdiction or otherwise, within thirty (30) days after receiving notice of the filing thereof. If Tenant shall fail to vacate or release such lien within such thirty (30) day period, Landlord may, but shall not be obligated to, vacate or release the same, but solely by posting a bond or other security in the manner prescribed by law. Tenant may contest the validity or amount of any such lien, provided that it shall cause such lien to be bonded such that it would be deemed discharged of record. If Landlord shall so discharge a lien which is the obligation of Tenant, Tenant shall pay to Landlord all actual, out-of-pocket costs incurred by Landlord pursuant to the foregoing provisions of this Section 9.3, including Landlord’s reasonable attorneys’ fees and actual, out-of-pocket costs, expenses and disbursements incurred in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord’s estate or interest in the Demised Premises to liability under any construction, mechanic’s or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding the Demised Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord.

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9.4 In connection with the rights granted to Tenant under this Article 9 (and Articles 5 and 8 hereof), Landlord agrees to reasonably cooperate with Tenant, at Tenant’s sole cost and expense, including the execution and delivery, upon request of Tenant, of such instrument or instruments, applications, agreements, or other consents for performing any work permitted by this Lease, or any other thing required in connection therewith.

10. ENVIRONMENTAL PROVISIONS.

10.1 Definitions. For purposes of this Lease:

“Environmental Laws” shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells, including, without limiting the generality of the foregoing, the following statutes, and regulations, orders, decrees, permits, licenses and deed restrictions now or hereafter promulgated thereunder, and amendments and successors to such statutes and regulations as may be enacted and promulgated from time to time: Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.; the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq.; the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq.; the Hazardous Material Transportation Act, 42 U.S.C. §1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the Uranium Mill Tailings Radiation Control Act (42 U.S.C. § 7901 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.); the Noise Control Act (42 U.S.C. § 4901 et seq.); the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. § 201 and § 300f et seq.); “ISRA” (as defined below), and the National Environmental Policy Act (42 U.S.C. § 4321 et seq.).

10.1.1 “Hazardous Materials” means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including any friable asbestos or friable asbestos containing materials.

10.1.2 “Release” shall mean (whether intentional or otherwise), any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning, or disposing into the environment.

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10.1.3 “Environmental Authorities” means the United States, the State of New Jersey and any political subdivision thereof, including the New Jersey Department of Environmental Protection (“NJDEP”), the United States Environmental Protection Agency and any and all Governmental Authorities and the agencies, departments, commissions, boards, bureaus, bodies, councils, offices, authorities, or instrumentality of any of them, of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction under any Environmental Law.

10.1.4 “Notice” shall mean any communication, written or oral, actual or threatened, from any Governmental Authority or any other public or private entity or individual, concerning any violation of any Environmental Law, or any act or omission resulting or which may result in the Release of Hazardous Materials into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey or into the environment, and shall include the imposition of any liens on the Demised Premises or revenues or assets of Landlord.

10.2 Tenant covenants and agrees that it shall not Release, use, generate, store, dispose, suffer, permit, produce, introduce or maintain any Hazardous Materials in or about any portion of the Demised Premises or any area outside of the Demised Premises which Landlord may designate for Tenant’s exclusive use, except in strict compliance with all applicable Environmental Laws. Tenant further covenants and agrees to indemnify, protect and save Landlord and the Landlord Parties harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, proceedings, or expenses of any kind or of any nature whatsoever (including reasonable attorneys’ and experts’ fees and actual, out-of-pocket disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of the presence of any Hazardous Materials on, in, under or affecting all or any portion of the Demised Premises or any area outside of the Demised Premises which Landlord may designate for Tenant’s exclusive use, in violation of Environmental Law, caused by the acts or omissions of Tenant or Tenant’s agents, servants, employees or contractors, including the cost of removal of any and all such Hazardous Materials from any portion of the Demised Premises or elsewhere. In connection with Tenant’s indemnification hereunder: (1) upon written notice from Landlord, Tenant agrees to defend any claim or demand brought, or any action, petition, or order filed, against Landlord by counsel reasonably satisfactory to Landlord, whether any such claim or action is rightfully or wrongfully brought or filed; and Tenant shall pay all reasonable expenses incurred in connection with defending against such action or proceeding, and (2) Tenant shall pay, satisfy and discharge any judgments, liens, orders or decrees which may be recovered or filed against Landlord arising out of any such claim, demand, action, petition or order. The provisions of this Section 10.2 shall survive the expiration or sooner termination of the Term.

10.3 ISRA. Tenant further covenants and agrees that (x) its operation at the Demised Premises shall not involve any Hazardous Materials, except in strict compliance with all applicable Environmental Laws, and (y) Tenant’s NAICS code is _________. As used herein “Industrial Establishment” shall be as defined in the Industrial Site Recovery Act, N.J.S.A. 13:1 k-6 et seq., and the rules and regulations promulgated thereunder, as same may be amended from time to time (“ISRA”). If Tenant’s operations on the Demised Premises now or hereafter constitute an Industrial Establishment subject to the requirements of ISRA, then prior to the expiration or sooner termination of this Lease, Tenant shall comply with all requirements of ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the NJDEP and Landlord. If Tenant has not fully complied with ISRA prior to the expiration or sooner termination of the Lease, then Tenant, at Landlord’s option and in addition to all other rights and remedies of Landlord under this Lease, at law, in equity or otherwise, shall be deemed to be a holdover tenant and the provisions of this Lease shall be applicable.

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11. ENTRY BY LANDLORD.

Landlord shall have the right to enter the Demised Premises at any time during the Term to show or inspect the Demised Premises or otherwise and to exercise Landlord’s rights under this Lease.

12. COMPLIANCE WITH LEGAL REQUIREMENTS AND INSURANCE REQUIREMENTS.

12.1 Tenant shall comply with all Legal Requirements and Insurance Requirements relating to Tenant’s occupancy, use or manner of use of the Demised Premises which shall, with respect to the Demised Premises or the use and occupation thereof, impose any violation, order or duty on Landlord or Tenant. Tenant shall have the right to contest by appropriate legal proceedings, but without cost, liability or expense to Landlord, the validity of any such Legal Requirement or Insurance Requirement with which Tenant must comply, provided that such contest will not subject Landlord to any civil or criminal liability, or knowingly result in a default under any mortgage or other agreement to which Landlord may be a party. In addition, if compliance with such Legal Requirement or Insurance Requirement with which Tenant must comply may be legally held in abeyance without the occurrence of any danger to persons or property or threat thereof, will not subject Tenant or Landlord to any civil or criminal liability, or knowingly result in a default under any mortgage or other agreement to which Landlord may be a party, Tenant may postpone compliance therewith until the final determination of any such proceedings, provided that in such circumstance, (a) Tenant shall diligently prosecute any such proceeding, in good faith, to conclusion and shall keep Landlord reasonably apprised as to the status of same; (b) Tenant shall indemnify and hold Landlord and the Landlord Parties fully harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, proceedings, or expenses of any kind or of any nature whatsoever (including reasonable attorneys’ and experts’ fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord as a result of the postponement of such compliance and/or any such proceeding, and (c) upon request by Landlord, post reasonable security with Landlord on account of the pendancy of such proceeding to assure compliance with the results thereof. Landlord agrees to execute and deliver (at no out of pocket cost to Landlord) any documents or other instruments which may be necessary or proper to permit Tenant to contest the validity or application of any Legal Requirement or Insurance Requirement with which Tenant must comply and to fully cooperate with Tenant in such contest.

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13. REAL ESTATE TAXES.

13.1 For purposes of this Lease, and subject only to the exclusions provided below, “Taxes” as used in this Lease shall mean the regularly imposed taxes levied by municipal, county, and district Governmental Authorities against the owners of real property, which taxes are measured on a “flat-rate” basis separately from any other property of the owner of the subject property, including ad valorem taxes and betterment assessments, imposed or assessed upon or against the Property; provided, however that if any betterment assessment is payable in installments, the real estate taxes for any tax year shall include only such installments of such betterment assessment as is allocable to said tax year. Taxes shall not in any case include any income, excess profit, estate, inheritance, succession, transfer, franchise, capital or other tax or assessment upon Landlord, or upon the rentals payable under this Lease (except for taxes on the rentals as set forth below), all of which shall be the obligation of Landlord, unless same are charges or assessments made in lieu of real estate, or other taxes expressly included in Taxes, in which event same shall nevertheless be payable by Tenant as herein set forth. In no event shall Tenant be obligated to pay any of Landlord’s administrative fees relating to real estate taxes nor shall Tenant be obligated to pay any interest or penalties imposed for late payment or otherwise unless caused by Tenant. If at any time after the Commencement Date, the methods of taxation then prevailing shall be altered so that in lieu of the whole or any part of the taxes, assessments, levies, impositions or charges then levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed: (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

13.2 “Tax Year” shall mean the fiscal year for which Taxes are levied by the Governmental Authority.

13.3 Commencing on the Commencement Date, Tenant shall pay, as additional rent, its Share (as herein defined) of the Taxes (the “Tax Payment”). The Tax Payment shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the Term. The Tax Payment shall be payable by Tenant to Landlord within ten (10) days of Landlord’s demand. For purposes hereof, Share shall mean forty percent (40%), subject to increase based upon the percentage of improvements on the Property which are located on the Demised Premises.

14. INSURANCE.

14.1 Tenant shall throughout the Term keep in effect:

14.1.1 commercial general liability insurance in an amount totaling not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate, including coverage for contractual liability coverage and broad form property damage coverage, insuring against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises;

14.1.2 workers’ compensation insurance in statutory limits in compliance with Legal Requirements; and

14.1.3 Insurance against all risks or direct physical loss, including all risk of loss by fire and other risks and casualties included under Special Form coverage, as such term is known on the date of this Lease, in an amount equal to at least the full replacement value of the improvements on the Demised Premises, as well as all fixtures, furnishings and equipment therein.

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14.2 All insurance policies required to be maintained by Tenant shall name Landlord as additional insured.

14.3 The insurance policies required hereunder may be effected by a policy or policies of blanket insurance which may cover other properties, provided that such policy or policies of blanket insurance specifically reference the Demised Premises, and the protection and coverage afforded thereunder is not less than the protection or coverage which would have been afforded under a separate policy relating to the Demised Premises.

15. FIRE AND OTHER CASUALTY.

15.1 If the Demised Premises or any part thereof, shall be damaged by fire or other casualty, Tenant shall give notice thereof to Landlord promptly after becoming aware of such damage, and this Lease shall continue in full force and effect except as hereinafter set forth.

15.2 If the Demised Premises is totally or partially damaged or rendered partially unusable by fire or other casualty, the damage thereto shall be promptly repaired by and at the expense of Tenant (including the use by Tenant of any or all proceeds of Tenant’s fire and casualty insurance policy) to the same condition, design and specifications as existed immediately before such damage or destruction, in a good and workmanlike manner in compliance with all Legal Requirements. Tenant shall retain all insurance proceeds derived from its policies not used in the restoration of the Demised Premises.

15.3 Subject to the provisions of Section 15.5 below, nothing in this Lease shall be deemed to release either party hereto from liability for damages resulting from the fault or negligence of said party or its agents.

15.4 Tenant acknowledges that Landlord will not carry insurance on improvements on the Demised Premises or on Tenant’s fixtures, equipment or personal property, and agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.

15.5 Notwithstanding anything to the contrary contained herein and to the extent available, every property insurance policy carried by either party shall include provisions denying to the insurer subrogation rights against the other party (and, as to Landlord, any fee mortgagee), to the extent such rights have been waived by the insured prior to the occurrence of damage or loss. Each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss covered by said policies against which such party is protected by insurance, to the extent of the proceeds paid under such policies, whether or not such damage or loss shall have been caused by any acts or omissions of the other party.

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16. CONDEMNATION.

16.1 If the whole of the Demised Premises shall be taken under the power of condemnation or eminent domain by any public, quasi-public or private authority, or by act of or pursuant to public authority (with or without a formal taking) or in lieu of taking, conveyed to the taking authority by agreement between Landlord and the taking authority (such events hereinafter a “Taking”), then this Lease shall terminate and expire as of the date of such Taking, and any unearned rent or other charges or rentals, if any, paid in advance, shall be refunded to Tenant. Any taking by eminent domain shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damages from the condemning authority, subject, however to the terms of this Lease.

16.2 If there shall be a Taking which results in a material reduction in the size of the Demised Premises to the extent that it is impracticable to continue the Permitted Use, then either party upon written notice to the other party may at such party’s election, made at any time within sixty (60) days after the Taking, terminate this Lease by giving notice of its election, to do so. Any Taking shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damages from the condemning authority.

16.3 In the event of a Taking, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term or to any part of the award in such proceeding; provided however that Tenant may assert a claim against the condemning authority for any of its personal property so taken and for its relocation expenses.

17. ASSIGNMENT AND SUBLETTING.

17.1 Neither Tenant nor any party claiming under or through Tenant shall assign, mortgage or encumber this Lease, or sublease all or any part of the Demised Premises, or suffer or permit the Demised Premises or any part thereof to be subleased to or used by others, without the prior written consent of Landlord in each instance. The transfer (or transfers in the aggregate) of more than a 25% interest in Tenant, shall be deemed an assignment of this Lease for the purposes of this Section. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

17.2 If Tenant desires to assign this Lease or to sublease all or substantially all of the Premises, Tenant shall first give notice to Landlord of the proposed transaction and the term thereof, and Landlord shall have the right, by notice to Tenant within 20 days after receipt of Tenant’s notice, to terminate this Lease, as of the intended effective date of the proposed assignment. If Tenant desires to sublease less than substantially all of the Premises, Tenant shall first give notice to Landlord as aforesaid, and Landlord shall have the right, by notice to Tenant within 20 days after receipt of Tenant’s notice, to terminate this Lease with respect to the portion of the Premises proposed to be subleased, as of the intended effective date of the proposed sublease. The foregoing to the contrary notwithstanding, Tenant may negate Landlord’s termination by withdrawing its request for an assignment or sublease of the Demised Premises, as applicable.

17.3 If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold its consent to the proposed subletting or assignment. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed subletting or assignment absent receiving a corporate guaranty with respect to said sublease or assignment in form and substance acceptable to Landlord. Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt of payments from a subtenant or assignee, all of “profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee, over (in the case of a sublease only) a pro rata portion of the Rent payable by Tenant hereunder, reduced by Tenant’s reasonable third-party brokerage fees, attorneys’ fees and other direct costs and expenses for the transaction.

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17.4 If Tenant shall desire to assign this Lease, or to sublet the whole or a portion of the Demised Premises, Tenant shall submit to Landlord a written request (“Tenant’s Request”) for Landlord’s consent to such assignment or subletting. Tenant’s Request shall include the name and address of the proposed assignee or subtenant, the proposed use of the Demised Premises and any other documentation reasonably required by Landlord. Landlord shall then have the right, within fifteen (15) days after Landlord’s receipt of Tenant’s Request, to (x) consent to the proposed assignment or subletting, (y) deny its consent to the proposed assignment or subletting, or (z) terminate this Lease by giving Tenant notice of Landlord’s election hereunder (“Recapture Notice”), subject to Tenant’s right to negate such termination as set forth in Section 17.2 hereof. If Landlord gives a Recapture Notice, this Lease shall terminate on the date which is thirty (30) days after the date of Landlord’s Recapture Notice (the “Surrender Date”). Tenant shall vacate the Demised Premises on or before the Surrender Date in the condition required by this Lease. Effective as of the Surrender Date, neither Landlord nor Tenant shall have any further obligations under this Lease with respect to the Demised Premises, except for those accruing prior to the Surrender Date.

18. TENANT’S DEFAULT; LANDLORD’S REMEDIES.

18.1 If Tenant (i) fails to pay any payment of Rent as provided in this Lease and such failure continues for five (5) days following the date when due; or (ii) breaches any other agreement, covenant or obligation herein set forth and fails to cure such breach within fifteen (15) days after notice thereof from Landlord (provided, however, Tenant shall not be deemed in default with respect to any matter which, by its nature (as same shall be determined by Landlord in its sole discretion), may not be cured within fifteen (15) days, if Tenant shall promptly within such fifteen (15) day period commence to cure such default and thereafter diligently prosecute the cure to completion), Landlord may terminate this Lease upon five (5) business days’ notice to Tenant sent at any time thereafter, but before Tenant has cured or removed the cause for such event of default and termination. Upon the giving of a notice as set forth above, Tenant’s right to cure the cause for such event of default and termination shall cease. Such termination shall take effect on the fifth (5th) business day following the giving of such notice to Tenant, and shall be without prejudice to any remedy Landlord might otherwise have for any prior breach of covenant. If this Lease shall be terminated as herein provided, in addition to any other remedies which Landlord shall have at law or in equity, including, without limitation the right to recover the value of the unexpired term of the Lease, Landlord may reenter the Demised Premises at any time thereafter and remove therefrom Tenant, Tenant’s agents and subtenants either by dispossess proceedings or by a suitable action or proceeding at law and without any liability on the part of Landlord. Tenant waives any rights to the service of any notice of Landlord’s intention to re-enter provided for by any present or future law.

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18.2 If Landlord or Tenant retains an attorney and commences a legal proceeding as a result of a breach of any covenant of this Lease by the other party or for any other relief against the other party pertaining to this Lease or the relationship of Landlord and Tenant hereunder, or is required to defend any such action or proceeding, unless the judgment or award in such legal action or proceeding shall provide otherwise, the non-prevailing party after final judgment shall pay to the prevailing party all reasonable out-of-pocket costs, expenses and reasonable attorneys’ fees and disbursements that the prevailing party reasonably incurred in connection therewith.

19. INDEMNIFICATION.

19.1 Whether or not covered by Tenant’s insurance for which Landlord is named as an additional insured, Tenant shall indemnify and hold Landlord, its officers, directors, stockholders, members, partners, representatives, employees, agents, licensees and any other party whose rights derive by, through, or under Landlord (such parties individually a “Landlord Party,” and collectively, the “Landlord Parties”) harmless from and against any and all losses, damages, claims, suits, actions, judgments and costs arising out of any injury to or death of persons or damage to property on or about the Demised Premises. In the event that Landlord shall become aware of same, Landlord shall provide to Tenant reasonably prompt notice of any claim for which indemnification is sought. Tenant shall have the right to settle any such claim on any terms reasonably acceptable to Tenant, provided that such settlement does not impose any obligation on Landlord or adversely affect any rights or interests of Landlord or its business. The indemnification contained in this Section 19.1 shall include reasonable attorneys’ fees and disbursements incurred by Landlord arising due to a breach of Tenant’s duty to defend or indemnify.

20. SURRENDER AND EARLY TERMINATION.

20.1 Upon the expiration of the Term or the sooner termination of this Lease, Tenant shall peaceably and quietly surrender and yield to Landlord the entire Demised Premises, with all improvements thereon, free and clear of all lettings, subleases, occupancies, security agreements, liens or encumbrances in good order and condition, reasonable wear and tear excepted, subject to the provisions of Article 5.

20.2 If Tenant fails to surrender possession of the Demised Premises at the expiration of the Term, such failure shall constitute a “holding-over” by Tenant for which Tenant is and shall be primarily liable, which possession shall be, a month to month tenancy, subject to all of the provisions of this Lease, except that the Fixed Rent shall be two hundred (200%) percent of the Fixed Rent in effect during the last month of the Term. Nothing contained in this Lease shall be deemed a consent or acquiescence by Landlord to any such “holding-over.” Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay, even if such claim of damage shall be deemed to be consequential in nature.

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21. NO WAIVER.

Neither the failure of a party to complain of any act or omission on the part of the other party (however long the same may continue), nor the payment or acceptance of rent, nor the performance of any obligation, shall be deemed to be a waiver of any rights hereunder or of the right to recover the amount of any payment or the cost of any performance made or done under protest, whether or not such protest was made in writing. No waiver by either party shall be effective unless in writing and signed by the party asserted to have made such waiver. No waiver of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the grant of such consent or approval on any one occasion shall not be deemed a consent to or approval of that action on any subsequent occasion or of any other action on the same or any subsequent occasion.

22. QUIET ENJOYMENT.

Landlord covenants and agrees that upon Tenant’s timely performance of the covenants and provisions of this Lease on Tenant’s part to be performed and observed, Tenant shall peaceably and quietly enjoy the Demised Premises without disturbance by or from Landlord, subject to terms and conditions of this Lease and any instrument to which this Lease is subordinate.

23. JURY WAIVER, WAIVER OF COUNTERCLAIMS.

LANDLORD AND TENANT HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST EACH OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE DEMISED PREMISES. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of any Rent, Tenant will not interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding.

24. ESTOPPEL CERTIFICATES.

Tenant shall at any time and from time to time, upon not less than ten (10) business days prior written request by Landlord, execute, acknowledge and deliver to Landlord, a written certificate certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the Fixed Rent and additional rent have been paid in advance, if any; (c) whether or not there is any existing default or Event of Default under this Lease and, if so, specifying each such default; (d) whether or not any event has occurred or failed to occur which, with the passage of time or the giving of notice or both, would constitute such a default and, if so, specifying each such event; and (e) to such other matters as Landlord shall reasonably request.

25. NOTICES.

All notices, demands and other communications that must or may be given or made in connection with this Lease must be in writing and delivered by reputable overnight courier which provides for receipted delivery (e.g. Federal Express, Airborne, UPS), or sent by certified mail, postage prepaid, to the addresses set forth first above.

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Any notice given hereunder by overnight mail shall be deemed delivered when received or when receipt is refused as evidenced by the records of the courier service. Any properly addressed notice given herein by certified mail shall be deemed delivered when the return receipt thereof is signed, except that any notice which is (according to the terms of this Article 25) correctly addressed, but which is returned by the postal service as undeliverable or not accepted, shall be deemed to have been received on the earliest date on which the postal service attempted delivery as indicated by postal service endorsement on the return receipt form. Any party, by written notice to the other, may designate another or different address to which notices for the designating party shall be sent, but such notice shall only be deemed given upon receipt and shall be effective ten (10) business days after receipt.

26. BROKER.

Landlord and Tenant represent to each other that neither they nor their affiliates have dealt with any broker or person, licensed or otherwise, in connection with the transaction herein contemplated or with regard to the Demised Premises, or had any communication with Tenant or Landlord in regard to the same, or was employed by Tenant or Landlord. If any claim is made for brokerage commissions with respect to the Demised Premises as a result of acts or actions of either party or their respective successors and assigns, Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against any and all such claims. Landlord and Tenant agree that the foregoing representations shall inure to the benefit of the other party’s successors or assigns. Landlord and Tenant each agree to give testimony to that effect in case any action or proceeding is instituted by any real estate broker or any person, licensed or otherwise, in connection with this transaction. The provisions of this Article 26 shall survive the termination or expiration of this Lease.

27. LIABILITY FOR PAYMENTS.

Any liability for the payment by Landlord or Tenant of any money hereunder, including additional rent, shall survive the expiration of the Term or earlier termination of this Lease.

28. SUBORDINATION TO MORTGAGES.

28.1 This Lease is and shall be subject and subordinate to (i) any and all mortgages now or hereafter affecting the fee title to the Demised Premises, and to any and all present and future extensions, modifications, renewals, replacements and amendments thereof; and (ii) any and all ground leases now or hereafter affecting the Demised Premises or any part thereof and to any and all extensions, modifications, renewals, replacements and amendments thereof. Tenant will execute and deliver promptly to Landlord any certificate or instrument which Landlord, from time to time, may request for confirmation of the provisions of this Section.

28.2 Neither the foreclosure of a superior mortgage nor the termination of a superior ground lease, nor the institution of any suit, action, summary or other proceedings by Landlord or any successor landlord under such ground lease or by the holder of any such mortgage, shall, by operation of law, result in the cancellation or termination of the obligations of Tenant hereunder, and Tenant agrees to attorn to and recognize Landlord and any successor landlord under such ground lease or the holder of any such mortgage, or the purchaser of the Demised Premises in foreclosure or any subsequent owner of the fee, as the case may be, as Tenant’s landlord hereunder in the event that any of them shall succeed to Landlord’s interest in the Premises.

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29. LIMITATION OF LANDLORD’S LIABILITY.

Notwithstanding anything contained to the contrary in this Lease, whether expressed or implied, it is agreed that Tenant (and anyone claiming by, through or under Tenant, including Tenant’s principals, agents, representatives or employees) shall look only to Landlord’s estate, property and interest in and to the Demised Premises in the event of any claim against Landlord arising out of or in connection with this Lease or the relationship of Landlord and Tenant.

30. ENTIRE AGREEMENT.

This Lease sets forth all of the agreements, conditions and understandings between Landlord and Tenant relative to the Demised Premises, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, expressed or implied, between them other than as herein set forth. Any agreements between Landlord and Tenant prior to the date hereof are merged herein.

31. NO ORAL MODIFICATION.

Any agreement hereafter made shall be ineffective to change, waive, modify, discharge, terminate or effect an abandonment of this Lease in whole or in part unless such agreement is in writing and signed by the party against whom such change, waiver, modification, discharge, termination or abandonment is sought to be enforced.

32. SUCCESSORS AND ASSIGNS.

The covenants and agreements herein contained shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

33. SECTION HEADINGS.

The section headings are inserted herein only for convenience and are in no way to be construed as a part of this Lease or as a limitation in the scope of the particular paragraphs or sections to which they refer.

34. INVALIDITY OF PARTICULAR PROVISIONS.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

35. CONSTRUCTION OF TERMS.

35.1 The terms “Landlord” and “Tenant” whenever used herein, and except as may otherwise be provided herein, shall mean only the owner at the time of Landlord’s or Tenant’s interest herein, and, upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be, except that the foregoing shall not be deemed to release any entity constituting the Landlord or the Tenant from liability under this Lease.

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35.2 The words “herein”, “hereunder”, “hereinabove”, “hereinafter”, or similar words shall be deemed to refer to this entire Lease, unless expressly stated to the contrary. The terms “include”, “including” and words of similar import shall be construed as if followed by the phrase “without limitation”. The words “such as” and “including” shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that would reasonably fall within the broadest possible scope of such general statement, term or matter.

36. NO OFFER.

This Lease shall neither be deemed to be an offer to lease or sell all or any part of the Demised Premises nor shall it be binding or effective for any purpose whatsoever unless and until this Lease is executed and acknowledged by Landlord and Tenant and originals thereof exchanged and delivered.

37. RIGHT OF FIRST REFUSAL.

In the event that Landlord shall at any time during the Term hereof desire to sell the Property, inclusive of said portion of the real property on which the Premises are located pursuant to any bona fide arms length written offer (“Offer”) which it shall have received, it shall offer said Property to Tenant at the same price and terms as that contained in the Offer. Tenant shall have ten (10) days from and after receipt of the Offer to accept or reject Landlord’s offer to sell said Property to Tenant consistent with the terms of the Offer (“Right of First Refusal”). If Tenant shall notify Landlord of its intent not to purchase such Property or if Tenant shall give no notice within the aforementioned ten (10) day time period, Tenant’s Right of First Refusal shall be deemed to be void, forfeited, of no further force or effect and shall no longer apply to the Property. Upon such forfeiture, Landlord may accept the Offer and proceed with the sale thereunder. If Tenant notifies Landlord within the aforementioned ten (10) day period that it elects to purchase such Property consistent with the terms of the Offer, Landlord shall prepare a contract of sale for the Property (“Contract”) forthwith which shall contain all of the terms of the Offer and such other terms and conditions as Landlord shall require and the Tenant shall execute and deliver such executed Contract to Landlord, within ten (10) days of Tenant’s receipt of the Contract. In exercising its Right of First Refusal, Tenant may not deviate from the terms of the Offer. If after entering into the Contract, Tenant fails to close title on the Property, Tenant’s Right of First Refusal shall be deemed to be void, forfeited, of no further force or effect and shall no longer apply to the Property. The Right of First Refusal shall be personal to Tenant and shall not be transferable. Sale or transfer of all or any portion of the Property to any parent, affiliate, subsidiary, related party or entity sharing common ownership with Landlord or to any entity resulting from a merger or consolidation with Landlord, or any entity purchasing all or substantially all of the business and assets of Landlord or any entity purchasing all or substantially all of the stock or ownership interests in Landlord or the transfer of stock or ownership interests between and among existing shareholders and their family members, whether as a result of death, devise, bequest, gift, inheritance, intestacy or estate planning purposes shall not be subject to Tenant’s Right of First Refusal.

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38. MISCELLANEOUS.

38.1 Tenant may not record this Lease.

38.2 The provisions hereof shall be construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within the State of New Jersey.

38.3 The Exhibits and Schedules, if any, attached to this Lease shall be deemed a part of this instrument for all purposes.

38.4 This Lease or the signature pages hereof, may be executed in any number of original counterparts, all of which evidence only one agreement and only one full and complete copy of which need be produced for any purpose. A facsimile of a signature or a signature transmitted by other electronic means will have the same legal effect as an originally drawn signature.

38.5 The time for the performance of any act required to be done by either party, other than Tenant’s obligation to pay Rent, shall be extended by a period equal to any delay caused by or resulting from act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor or materials or equipment, governmental regulation, a restraint of law (e.g., injunctions, court or administrative orders or a legal, construction or utility moratorium imposed by a Governmental Authority), act or default of the other party, or other causes beyond such party’s reasonable control (which shall not, however, include the availability of funds), whether such time be designated by a fixed date, a fixed time or otherwise.

38.6 There shall be no merger of this Lease, nor of the leasehold estate created by this Lease, with the Landlord’s fee estate in the Demised Premises or any superior leasehold estate by reason of the fact that this Lease or the leasehold estate created by this Lease or any interest in this Lease or any such leasehold estate may be held, directly or indirectly, by or for the account of any person or persons who shall own the fee estate in the land, or any superior leasehold estate or any interest therein. No such merger shall occur unless and until all persons at the time having an interest in the fee estate in the land, or any such superior leasehold estate, and all persons having an interest in this Lease, or in the leasehold estate created by this Lease, shall join in a written instrument effecting such merger and shall duly record the same.

38.7 The Tenant’s obligations under this Lease shall be guaranteed by Terra Tech Corp., a Nevada corporation, Tenant’s parent company pursuant to the terms of the form guaranty attached hereto as Exhibit B.

39. TENANT TERMINATION.

39.1 Tenant shall have the right, from and after the ten year (10) anniversary of the Commencement Date and three (3) months from the date thereafter, to cancel this Lease and be relieved of all liability hereunder, provided:

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39.2 Tenant shall notify Landlord in accordance with the notice provisions hereunder, of Tenant’s intention to terminate this Lease and deliver possession of the Demised Premises to Landlord.

39.3 That at the time of the delivery of possession of the Demised Premises Tenant shall have paid all amounts due and owing to Landlord under the terms of this Lease, inclusive of Percentage Rent.

39.4 That Tenant has complied with all other of its obligations under the Lease to the date of the termination of this Lease.

39.5 That Tenant shall deliver the Demised Premises to Landlord in broom clean condition and with all improvements in the Demised Premises in good working order, condition and repair.

39.6 Said termination shall not be effective until thirty (30) days after receipt of the required written notice to Landlord and payment to Landlord of all amounts outstanding hereunder. Tenant acknowledges that in the event of such early termination of this Lease, the Security Deposit shall be forfeited to Landlord as liquidated damages.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

WITNESS/ATTEST:	WHITETOWN REALTY, LLC

	By:	/s/ David Vande Vrede
	Name:	David Vande Vrede
	Title	President

EDIBLE GARDEN CORP.

	By:	/s/ Michael C. James
	Name:	Michael C. James
	Title:	Chief Financial Officer

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EXHIBIT A

Legal Description of the Demised Premises

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SCHEDULE 1

FIXED RENT SCHEDULE

RENT SCHEDULE

TERM	ANNUAL FIXED RENT	MONTHLY FIXED RENT
Initial Term	$168,000.00
Lease Year 1	$168,000.00	$14,000.00
Lease Year 2	$170,520.00	$14,210.00
Lease Year 3	$173,077.80	$14,423.15
Lease Year 4	$175,673.97	$14,639.50
Lease Year 5	$178,309.08	$14,859.09
Lease Year 6	$180,983.71	$15,081.98
Lease Year 7	$183,698.47	$15,308.21
Lease Year 8	$186,453.95	$15,537.83
Lease Year 9	$189,250.75	$15,770.90
Lease Year 10	$192,089.52	$16,007.46
Lease Year 11	$194,970.86	$16,247.57
Lease Year 12	$197,895.42	$16,491.29
Lease Year 13	$200,863.85	$16,738.65
Lease Year 14	$203,876.81	$16,989.73
Lease Year 15	$206,934.96	$17,244.58
First Extension Term
Lease Year 16	$210,038.99	$17,503.25
Lease Year 17	$213,189.57	$17,765.80
Lease Year 18	$216,387.42	$18,032.28
Lease Year 19	$219,633.23	$18,302.77
Lease Year 20	$222,927.73	$18,577.31
Second Extension Term
Lease Year 21	$226,271.64	$18,855.97
Lease Year 22	$229,665.72	$19,138.81
Lease Year 23	$233,110.70	$19,425.89
Lease Year 24	$236,607.36	$19,717.28
Lease Year 25	$240,156.47	$20,013.04

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EXHIBIT B

FORM OF GUARANTY

This GUARANTY (this “Guaranty”) is executed as of ____________2014 by _________, a _____________, with an address at _______________________ (“Guarantor”), for the benefit of, Whitetown Realty, LLC (“Landlord”).

WITNESSETH:

A. Landlord and Edible Garden Corp. (“Tenant”), simultaneously herewith, intend on entering into that certain Lease of even date herewith (“Lease”) for premises identified as a portion of Block 30, Lot 8 as shown on the Tax Map of White Township, Warren County, New Jersey.

B. Landlord is not willing to enter into the Lease with Tenant unless Guarantor unconditionally guarantees the payment and performance to Landlord of the Guaranteed Obligations (as herein defined).

C. Tenant is a wholly owned subsidiary of Guarantor and Guarantor will directly benefit from Landlord entering into the Lease with Tenant.

NOW, THEREFORE, as an inducement to Landlord to enter into the Lease, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligations. The Guarantor hereby jointly and severally guarantees to Landlord and its successors and assigns the Tenant’s obligations under the Lease and all other amounts from time to time owing to Landlord by Tenant under the Lease (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further jointly and severally agrees that if Tenant shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms thereof. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Notwithstanding anything to the contrary in this Guaranty or in the Lease, Landlord shall not be deemed to have waived any right which Landlord may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Guaranteed Obligations.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor to Landlord with respect to the Guaranteed Obligations. This Guaranty may be enforced by Landlord and any subsequent holder of Landlord’s interest in the Lease and shall not be discharged by the assignment or negotiation of all or part of the Landlord’s interest in the Lease.

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Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Landlord hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Tenant or any other party against Landlord or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, acceleration or otherwise, Guarantor shall, immediately upon demand by Landlord and without presentment, protest, notice of protest, notice of non-payment, or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Landlord at Landlord’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Landlord (and Guarantor hereby waives any rights which such Guarantor may have to require Landlord), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Tenant or others liable on the Loans or the Guaranteed Obligations or any other Person, (ii) join Tenant or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or (iii) resort to any other means of obtaining payment of the Guaranteed Obligations. Landlord shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Guarantor agrees to the provisions of the Lease and hereby waives notice of (i) acceptance of this Guaranty, (ii) any amendment or extension of the Lease, (iii) the execution and delivery by Tenant and Landlord of any other agreement arising under the Lease, (v) the occurrence of (A) any breach by Tenant of any of the terms or conditions of the Lease, or (B) an Event of Default, (vi) Landlord’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) protest, proof of non-payment or default by Tenant, or (vii) any other action at any time taken or omitted by Landlord and, generally, all demands and notices of every kind in connection with this Guaranty, the Lease, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

Section 1.7 Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Landlord, pay Landlord all costs and expenses (including court costs and attorneys’ fees) incurred by Landlord in the enforcement hereof or the preservation of Landlord’s rights hereunder, together with interest thereon at the rate set forth in the Lease from the date requested by Landlord until the date of payment to Landlord. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

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Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Landlord must rescind or restore any payment or any part thereof received by Landlord in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Tenant and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Landlord), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTORS’ OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Lease or any other document, instrument, contract or understanding between Tenant and Landlord or any other parties pertaining to the Guaranteed Obligations or any failure of Landlord to notify Guarantor of any such action.

Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Landlord to Tenant or any Guarantor.

Section 2.3 Condition of Tenant or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Tenant, any Guarantor or any other person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Tenant or any Guarantor or any sale, lease or transfer of any or all of the assets of Tenant or any Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Tenant or any Guarantor; or any reorganization of Tenant or any Guarantor.

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Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Lease or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Tenant has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Tenant, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Lease has been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Tenant for the Guaranteed Obligations or any part thereof, or of any other person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other persons (including Tenant) will be liable to pay or perform the Guaranteed Obligations or that Landlord will look to other persons (including Tenant) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Landlord hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Tenant against Landlord, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.8 Merger. The reorganization, merger or consolidation of Tenant or any Guarantor into or with any other Person.

Section 2.9 Preference. Any payment by Tenant to Landlord is held to constitute a preference under bankruptcy laws or for any reason Landlord is required to refund such payment or pay such amount to Tenant or to any other Person.

Section 2.10 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Lease or the Guaranteed Obligations, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Landlord to enter into the Lease, Guarantor represents and warrants to Landlord as follows:

Section 3.1 Benefit. Guarantor is the owner of a direct or indirect interest in Tenant and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 No Representation By Landlord. Neither Landlord nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 3.3 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.4 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.5 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

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ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Tenant to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Tenant thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Tenant (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Tenant or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, Landlord shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Landlord. Should Landlord receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Tenant and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Landlord in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Landlord to the extent that such payments to Landlord on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Landlord had not received dividends or payments upon the Guarantor Claims.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Landlord, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Landlord hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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Section 5.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent in accordance with the notice provisions contained in the Lease, in each case addressed to the parties as follows:

Guarantor:

with a copy to:

Landlord:

Whitetown Realty, LLC
30 Hillview Road
Lincoln Park, New Jersey 07035

with a copy to:

Porzio Bromberg & Newman P.C. 100 Southgate Parkway Morristown, NJ 07962 Attn: Christopher F. Schultz, Esq.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section.

Section 5.3 Governing Law; Jurisdiction; Service of Process. THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

Section 5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 5.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Landlord shall have the right to assign or transfer its rights under this Guaranty. Any assignee or transferee of Landlord shall be entitled to all the benefits afforded to Landlord under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Landlord, and any attempted assignment without such consent shall be null and void.

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Section 5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 5.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 5.10 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Tenant to Landlord, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Landlord hereunder shall be cumulative of any and all other rights that Landlord may ever have against Guarantor. The exercise by Landlord of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LANDLORD WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LANDLORD AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LANDLORD, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LANDLORD.

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Section 5.12 Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR THE LEASE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

Section 5.13 Reinstatement in Certain Circumstances. If at any time any amount payable by Tenant under the Lease is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Tenant or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 5.14 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Landlord” shall mean “Landlord and any subsequent holder of Landlord’s interest in the Lease”, (d) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Landlord in protecting its interest and/or enforcing its rights under the Lease.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

ADDRESS:

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ACKNOWLEDGMENTS

STATE OF NEW	)
) SS:
COUNTY OF ____________	)

I CERTIFY that on this _______ day of ___________2014,         personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) he is the maker of the attached instrument; and

(b) executed this instrument as _____________ of _______________.

_____________________________

Sworn and subscribed to

before me this ________ day

of ___________________ 2014.

(Notary Public)

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